Exhibit 10.1

TransAct Energy Corp.

TransAct Energy Corporation
105 - 5119 Beckwith
San Antonio, Texas 78249 USA
Phone: +1-210-561-6015
Fax: +1-775-201-0253
www.transactenergy.com

June 30, 2013

Simon Thomas
Via Aurelia 325 00165, Rome, Italy

RE: Settlement of 2011-2013 Compensation For CFO and Director.

Dear Simon,

Please accept this letter as our formal agreement to settle all accounts including your compensation for sitting as Chief Financial Officer ("CFO") and director of the Company for the period of January 2011 thru to June 2013 as follows.

You agree to release the company from any and all costs and or financial obligations arising out of the contract dated December 18th, 2010 and effective January 1st, 2011 between yourself and TransAct Energy Corp and attached as Schedule "A" as follows:

a. Specifically you irrevocably release and indemnify the Company, TransAct Energy Corp. from paying you the six-hundred and twenty five thousand dollars ($625,000.00) accrued in your name on the books of the company and any expenditure you may or could have claimed as reimbursements;

b. the two hundred and fifty thousand (250,000) shares issued to you as director but not received by you will be signed back to the Company treasury by way of the attached forms in Schedule "B" and any other documents required by the transfer agent.

In exchange for your concessions granted in section a and b above, any payments you have received to date from the Company including the two-hundred thousand (200,000) shares of the Company's common stock issued as a signing bonus are yours to keep without any claim back from the Company. Further the company will sign over the financial rights it has acquired from Alfra Developers Ltd to you whose ownership is attached hereto as Schedule "C".

You further agree to indemnify and hold harmless the Company from any action that may be taken against you in your capacity representing the Company where it can be proven that you acted in a manner considered illegal or unethical. The Company will indemnify you for any actions that may be taken against the Company and its Officers in regards to any loans received, including those received from Henry Andrews, Warren Gayle, Erica Segovic and Peter Hill except where your conduct is proven illegal by some authority having jurisdiction over you.

Please sign your acceptance of the same below.

Sincerely,

Rod Bartlett on behalf of the Board of Directors under authorized resolution.

I Simon G Thomas hereby accept this letter as full compensation and settlement for the period discussed herein this 30th day of June, 2013.

Witness
Print Name: Elisa Vella

Simon G. Thomas

Schedule A

CFO COMPENSATION AGREEMENT

THIS AGREEMENT made as of December 18th, 2010

BETWEEN:

TransAct Energy Corp., a company incorporated under the laws of Nevada, having a registered office at 5119 Beckwith suite 105, San Antonio, Texas 78249

(the "Company")

OF THE FIRST PART

AND:

Simon Thomas with an office at Via Aurelia 325, 00165, Rome, Italy

(the "Executive")

OF THE SECOND PART

WHEREAS, the Company is in the business of developing and managing power plants using conventional/alternative energy including geothermal, solar and waste to energy;

WHEREAS, the Company has appointed the Executive as the Chief Financial Officer (CFO), and Executive has accepted such appointment;

WHEREAS, in connection with such appointment, the Company and Executive desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the Executive's appointment as CFO, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Executive and Company agrees as follows:

1. **Effective Date.** This Agreements Effective Date is January 1st, 2011.

2. **Term.** The term will be for an initial sixty (60) month term ending on December 31st, 2016, which term shall be automatically renewed for a successive three-year terms subject to the termination provisions below.

3. **Duties.** The Executive agrees that while he is engaged by the Company, he will devote a reasonable working time, energies and talents to serving as the CFO and providing services for the Company at the direction of the Board of Directors where applicable. The Executive shall have such duties and responsibilities as may be assigned to him from time to time by the Board of Directors, shall perform all duties assigned to him faithfully and efficiently, subject to the Board of Directors, and shall have such authorities and powers as are inherent to the undertakings applicable to his position and necessary to carry out the responsibilities and duties required of him hereunder; provided, however, that the Executive shall not be required to perform any duties while he is disabled. Both parties understand and agree that the Executive may serve on boards of directors of other businesses, which are not in competition with the Company and may engage in commercial, civic and charitable activities provided that such service and activities do not materially interfere with the performance of the Executive's duties.

4. **Compensation.** Subject to the terms and conditions of this Agreement, during the Employment Period while the Executive is employed by the Company, the Company shall compensate the Executives services as follows:

4.1. Base Salary: The Executive shall receive, for each twelve-consecutive month period beginning on January 1st, 2011, and each anniversary thereof, an annual salary not less than Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Fee"), which Fee shall be paid or accrued monthly as the cash flow of the Company allows and determined by the CEO and CFO as long as Executive remains in the capacity of CFO.

4.1.1. The Executive's Fee shall be reviewed annually beginning in January 2012 and may be adjusted upwards at that time with the Compensation Committees approval but without exception will be increased no less than the average inflation rate in the United States for the previous year.

4.2. Signing Bonus: The Executive will earn a signing bonus of two hundred (200,000) shares of the common stock of the Company upon executing this Agreement and the same will be issued within ten (10) business days.

4.3. Bonus: The executive will receive a cash bonus (the "Bonus") equal to three percent (3%) of the annual EBITDA.

4.3.1. The Bonus is capped at Fifteen Million Dollars ($15,000,000) in the first year with a 10% escalator on the cap applicable each year thereafter;

4.3.2. The Bonus is payable within sixty (60 days) of the year end;

4.4. Other:

4.4.1. The Company will issue the Executive stock in the company based on the rate of return on invested capital as follows:

4.4.1.1. The issued and outstanding stock of the company times the rate of return divided by 10.

4.4.1.1.1. The earned date will be the year end date the stock compensation will be calculated for;

4.4.1.1.2. The stock will be issued under rule 144;

4.5. The Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management executives of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company's expense reimbursement policy and actually incurred by the Executive in the promotion of the Company's business.

5. **Rights and Payments Upon Termination.** The Executive's right to benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Section 5:

5.1. Termination by the Company for Reasons Other Than Cause; Termination by the Executive for Good Reason. If the Executive's termination by the Company occurs for any reason other than Cause or is a result of the Executive's termination of employment for Good Reason (and is not on account of the Executive's death, disability, or voluntary resignation, the mutual agreement of the parties or any other reason), then the Executive shall receive from the Company for the period commencing on his termination Date and ending on the earliest of;

5.1.1. the three month after the Executive's Termination Date;

5.1.2. the date on which the Executive violates the provisions of Sections 6, 7 or 8 of this Agreement; or

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5.1.3. the date of the Executive's death, the Salary, bonus and benefits in effect as of his Termination Date, payable in accordance with the provisions of Paragraph 3.

5.2. The monthly Fee amounts will continue as described above.

5.2.1. Fee payments to the Executive during the aforementioned twelve month period shall not preclude the Executive's eligibility for payments under the Company's severance plan if any.

5.2.2. The Company will, to the maximum extent permitted by law, defend, indemnify and hold harmless the Executive and the Executive's heirs, estate, executors and administrators against any costs, losses, claims, suits, proceedings, damages or liabilities to which the Executive may become subject which arise out of, are based upon or relate to the Executive's engagement by the Company (and any predecessor company to the Company), or the Executive's service as an officer or member of the Board of Directors of the Company (or any predecessor company to the Company), including without limitation reimbursement for any legal or other expenses reasonably incurred by the Executive in connection with investigation and defending against any such costs, losses, claims, suits, proceedings, damages or liabilities.

5.2.3. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking outside employment or otherwise and such payments shall not be reduced by any other income earned by Executive.

5.3. Termination by Company for Cause. If the Executive's termination is a result of the Company's termination of the Executive's employment on account of Cause, then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

5.4. Termination for Death or Disability. If the Executive's termination is caused by the Executive's death or permanent disability, then the Executive (or in the event of his death, his estate) shall be entitled to continuing payments of his Salary for the period commencing on his Termination Date and ending on the earlier of (i) the last day of the calendar month in which his Termination Date occurs or (ii) the date on which the Executive violates the provisions of Sections 6, 7 or 8 of this Agreement.

5.5. Termination for Voluntary Resignation, Mutual Agreement or Other Reasons. If the Executive's termination occurs on account of his voluntary resignation, mutual agreement of the parties, or any reason other than those specified in Paragraphs (A), (B) or (C) above then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date. The Executive's termination of employment for Good Reason shall not be treated as a voluntary resignation for purposes of this Agreement.

5.6. Definitions. For purposes of this Agreement:

5.6.1. The term "Cause" shall mean:

5.6.1.1. the wilful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the Board of Directors; or

5.6.1.2. conduct by the Executive that involves theft, fraud or dishonesty; or

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5.6.1.3. the Executive's violation of the provisions of Sections 6, 7 or 8 hereof.

5.6.2. The term "Good Reason" means (a) the assignment to the Executive duties which are materially inconsistent with his duties as CFO of the Company, including, without limitation, a material diminution or reduction in his title, office or responsibilities or a reduction in his rate of Salary, or (b) the relocation of the Executive to a location that is not within the greater Rome metropolitan area.

5.6.3. Notwithstanding any other provision of this Agreement, the Executive shall automatically cease to be an employee of the Company and its affiliates as of his Termination Date and, to the extent permitted by applicable law, any and all monies that the Executive owes to the Company shall be repaid before any post-termination payments are made pursuant to the Executive pursuant to this Agreement.

6. **Confidential Information.** The Executive agrees that:

6.1. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, he shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates which was acquired by or disclosed to the Executive during the course of his employment with the Company, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

6.2. Upon his Termination Date or at the Company's earlier request, he will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during his course of employment with the Company.

6.3. The Executive shall keep the Company informed of, and shall execute such assignments as may be necessary to transfer to the Company or its affiliates the benefits of, any inventions, discoveries, improvements, trade secrets, developments, processes, and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, which result from any work which the Executive may do for or at the request of the Company, whether or not conceived by the Executive while on holiday, on vacation, or off the premises of the Company, including such of the foregoing items conceived during the course of employment which are developed or perfected after the Executive's termination of employment. The Executive shall assist the Company or other nominated by it, to obtain patents, trademarks and service marks and the Executive agrees to execute all documents and to take all other actions which are necessary or appropriate to secure to the Company and its affiliates the benefits thereof. Such patents, trademarks and service marks shall become the property of the Company and its affiliates. The Executive shall deliver to the Company all sketches, drawings, models, figures, plans, outlines, descriptions or other information with respect thereto.

6.4. To the extent that any court or agency seeks to have the Executive disclose confidential information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure. To the extent that the Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

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6.5. Nothing in the foregoing provisions of this Section 5 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

7. **Non-solicitation.** While the Executive is employed by the Company and its affiliates and for a period of three years after the date the Executive terminates employment with the Company and its affiliates for any reason, the Executive covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of the Company or its affiliates in existence from time to time during his employment with the Company and its affiliates.

8. **Non-competition.** While the Executive is employed by the Company and its affiliates, and for a period of three years after the date the Executive terminates employment with the Company and its affiliates, the Executive covenants and agrees that he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii)ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in an activity in any state, province or country in which the Company or its affiliates is conducting or has reasonable expectations of commencing business activities at the date of the Executive's termination of employment, which is the same as, similar to, or competitive with the companies business.

9. **Equitable Remedies.** The Executive acknowledges that the Company would be irreparably injured by a violation of Sections 6, 7 and 8 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Sections 6, 7 and 8 without any bond or other security being required.

10. **Defence of Claims.** The Executive agrees that, during his employment with the Company and after his termination, he will cooperate with the Company and its affiliates in the defence of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by him for the Company. To the extent travel is required to comply with the requirements of this Section 8, the Company, shall to the extent possible, provide the Executive with notice at least 10 days prior to the date on which such travel would be required and the Company agrees to reimburse the Executive for all of his reasonable actual expenses associated with such travel; provided, however, that if the Company reasonably expects the travel to be extensive or unduly burdensome to the Executive from a financial perspective, the Company may provide to the Executive pre-paid tickets for transportation in connection with such travel.

11. **Notices.** Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the Canada Post registered or certified mail, return receipt requested, postage prepaid and addressed,

11.1. in the case of the Company to the following address:

Transact Energy Corp.,

5119 Beckwith suite 105, San Antonio, Texas 78249

Attention:

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11.2. or to the Executive:

Simon Thomas
Via Aurelia 325, 00165, Rome, Italy

11.3. or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

12. **Successors.** This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

13. **Non-alienation.** The interests of the Executive under this Agreement are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

14. **Waiver of Breach.** The waiver by either the Company or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive. Continuation of payments hereunder by the Company following a breach by the Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

15. **Severability.** It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 6, 7 and 8, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

16. **Applicable Law.** This Agreement shall be construed in accordance with the laws of the State of Nevada.

17. **Currency.** All dollar amounts referred to in this Agreement are the currency of the United States of America and in US Dollars.

18. **Amendment.** This Agreement may be amended or cancelled by mutual Agreement of the parties in writing without the consent of any other person.

19. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages; each signed by one party hereto, but together signed by both of the parties hereto.

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20. **Arbitration & Legal Fees.** The Executive and the Company in good faith negotiations for the purpose of reaching an amicable resolution shall discuss disputes arising out of or in connection with the interpretation and application of this Agreement. Without prejudice to the Company's rights under Section 8 of this Agreement, any such disputes which cannot be settled amicably within thirty (30) days after written notice by one party to the other (or after such longer period agreed to in writing by the parties), shall thereafter be settled by binding arbitration in accordance with the laws of the State of Nevada and the then current *Rules of Procedure for Commercial Arbitration*. The arbitration tribunal shall consist of three (3) arbitrators chosen by the parties from a slate of eight (8) proposed arbitrators provided by the Nevada State Association of Arbitrators or like authority (the "Association". If the parties are unable to agree on all three arbitrators within seven (7) days after receipt of the slate provided by the Association, the Association shall appoint the number of arbitrators the parties have been unable to agree upon from the slate. The decision of the tribunal shall be final and binding and no appeal shall lie there from. The tribunal shall have the power to order one party to contribute to the reasonable costs and expenses of the other party, or to pay all or any portion of the costs of the arbitration, as the panel determines in its discretion.

20.1. The Executive is entitled to timely payments (not later than 30 calendar days after notice from the Executive) from the Company of reasonable attorney fees incurred by the Executive in the event of a dispute arising out of or in connection with the interpretation and application of this Agreement.

21. **Other Agreements.** This Agreement constitutes the sole and complete Agreement between the Company and the Executive and supersedes all other agreements, both oral and written, between the Company and the Executive with respect to the matters contained herein, provided, however, that this Agreement does not supersede the Change in Control Agreement or Severance Plan. No verbal or other statements, inducements, or representations have been made to or relied upon by the Executive. The parties have read and understand this Agreement.

IN WITNESS WHEREOF **the parties have executed this Agreement as of the day and year first above written.**

Transact Energy Corp.

Per: ______________________________
Authorized Signatory

____
Witness Name: ________________
Address: ________________
Phone No: ________________

____
Simon Thomas

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Schedule B

POWER OF ATTORNEY TO TRANSFER BONDS OR SHARES

Know all Men by these presents that I Simon G Thomas for value received, have bargained and sold and by these presents do irrevocably convey, assign and transfer onto TransAct Energy Corp. two hundred and fifty thousand (250,000) shares of the TransAct Energy Corp. standing in my name on the books of the said Company represented by Certificate No. 3170 and 3183 and I do hereby irrevocably constitute and appoint Holladay Stock Transfer Inc. my true and lawful Attorney, for me and in my name and stead to make and execute all necessary acts of assignment and transfer of said stock, and to substitute one or more persons with like full power, hereby ratifying and confirming all the said Attorney or their substitute or substitutes shall lawfully do by virtue hereof.

Dated at Rome, Italy this 30th day of June, 2013

Witness to signature of Transferor.

_____________________________________

_____________________________________

Signature of Witness

Signature of Registered Shareholder

Simon Thomas

Print Name of Registered Shareholder

The Signature to this assignment correspond with the name as registered on the certificate in every particular, without alteration or enlargement, or any change whatsoever.

Schedule C

Agreement to Assign Financial Rights Occurring under an MOU

This agreement is made this 3rd day of August 2013;

BETWEEN: Alfra Developers Ltd with offices at 237A5 IH 10 West Suite 207, San Antonio Texas, USA. (Hereinafter "Alfra")

AND: Transact Energy Corp. with offices at 237A5 IH 10 West Suite 207, San Antonio Texas, USA (Hereinafter "TransAct")

(Collectively the "Parties")

WHEREAS Alfra entered into an agreement (the "MOU") attached hereto as Appendix "A" with Neil Barker (hereinafter "Barker") wherein Barker agreed to return the one hundred thousand dollars (the "Fee")paid as an advanced fee to Barker by Alfra if Barker was unable to deliver the loan. Under the terms of the MOU Alfra is entitled to the return of the Fee and has demanded the same from Barker.

WHEREAS Alfra is willing to sell its financial interest in the MOU and any claim over the Fee to TransAct for a one hundred thousand dollar ($100,000) non-interest bearing note.

The parties agree as follows:

1. TransAct will issue a non-interest bearing promissory note in the amount of one hundred thousand dollars to Alfra Developers payable at the date the company has adequate cash flow using responsible business practices to repay the same.
2. Alfra assigns any and all rights, titles and interests to the Fee to TransAct.
3. The parties agree any other rights and obligations occurring from the MOU remain with Alfra.
4. **Notices.** Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the Canada Post registered or certified mail, return receipt requested, postage prepaid and addressed, to the address first mentioned herein or any other address provided in writing to the other Party as a change of address for either party.
5. **Successors.** This Agreement shall be binding on, and inure to the benefit of, the Parties and their successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Parties.
6. **Non-alienation.** The interests of the Parties under this Agreement are not subject to the claims of their creditors, other than the other Party, and may not otherwise be voluntarily or involuntarily assigned alienated or encumbered.
7. **Waiver** of Breach. The waiver by either of the Parties of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either of the Parties. Continuation of payments hereunder by TransAct following a breach by Alfra of any provision of this Agreement shall not preclude TransAct from thereafter terminating said payments based upon the same violation.

8. **Severability.** It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the Parties to the extent that said covenants and/or agreements are enforceable.

9. **Applicable Law.** This Agreement shall be construed in accordance with the laws of the State of Nevada.

10. **Currency.** All dollar amounts referred to in this Agreement are the currency of the United States of America and in US Dollars.

11. **Amendment.** This Agreement may be amended or cancelled by mutual Agreement of the Parties in writing without the consent of any other person.

12. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages; each signed by one party hereto, but together signed by both of the Parties hereto.

13. **Arbitration & Legal Fees.** The Parties in good faith negotiations for the purpose of reaching an amicable resolution shall discuss disputes arising out of or in connection with the interpretation and application of this Agreement. Any such disputes which cannot be settled amicably within thirty (30) days after written notice by one party to the other (or after such longer period agreed to in writing by the parties), shall thereafter be settled by binding arbitration in accordance with the laws of the State of Nevada and the then current *Rules of Procedure for Commercial Arbitration.* The arbitration tribunal shall consist of three (3) arbitrators chosen by the parties from a slate of eight (8) proposed arbitrators provided by the Nevada State Association of Arbitrators or like authority (the "Association". If the parties are unable to agree on all three arbitrators within seven (7) days after receipt of the slate provided by the Association, the Association shall appoint the number of arbitrators the parties have been unable to agree upon from the slate. The decision of the tribunal shall be final and binding and no appeal shall lie there from. The tribunal shall have the power to order one party to contribute to the reasonable costs and expenses of the other party, or to pay all or any portion of the costs of the arbitration, as the panel determines in its discretion.

14. Other Agreements. This Agreement constitutes the sole and complete Agreement between the Parties and supersedes all other agreements, both oral and written, between the Parties with respect to the matters contained herein. No verbal or other statements, inducements, or representations have been made to or relied upon by the Parties. The Parties have read and understand this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Alfra Developers LTD

Transact Energy Corp